Exhibit 99.1

COTELLIGENT ACQUIRES ONSITE MEDIA, INC.

New subsidiary integrates OnSite Media and Cotelligent to form

Watchit Media Inc.™ to become dominant player in the rapidly growing

Narrowcasting market

Irvine, CA. – March 2, 2004 Today, Cotelligent, Inc. (OTCBB: CGZT) announced the closing of its acquisition of Las Vegas, Nevada based narrowcaster OnSite Media, Inc. The Company and OnSite Media issued an earlier press release dated November 24, 2003 announcing the signing of a Definitive Agreement subject to OnSite stockholder approval. At a special meeting of its stockholders today, the company received stockholder approval to complete and close the transaction with Cotelligent.

Since the signing of their Definitive Agreement, Cotelligent has been working closely with OnSite in accordance with the Definitive Agreement’s Operating Plan. At the end of January, Cotelligent issued a press release describing their marketing and business strategy for a new subsidiary called Watchit Media, Inc. At the closing of the transaction today, OnSite Media, Inc. has changed its name to Watchit Media, Inc. and has been completely integrated into the Cotelligent organization.

“Since the end of November, we have been working closely with the OnSite team to establish a solid platform for our growth strategy in narrowcasting. As a result, at the close of the acquisition today, we are ‘hitting the ground running’ and making important progress on all fronts” stated James Lavelle, Cotelligent Chairman and CEO. “By improving focus on the needs of our current gaming and hospitality customers, developing new high-value programs and services to address these needs and leveraging our core technology integration expertise in addressing new complex narrowcasting applications, we are immediately differentiating Watchit Media, Inc. from the competition. This means a better solution for our clients and new prospects and improved shareholder value. We are obviously excited about our future.”

About Cotelligent, Inc.

Cotelligent, Inc. (www.cotelligent.com) creates customized business solutions that enhance existing applications, integrate disparate systems and extend our clients’ current environment with mobile and Web technologies. Cotelligent develops solutions on a proven foundation of reusable design components and patterns that give clients greater flexibility and agility for future requirements. We create solutions that precisely fit each of our client’s needs and improve productivity with the shortest possible implementation time. Our exclusive architecture, consultative and collaborative approach has helped our clients reduce costs and implementation time by as much as 50%. Cotelligent’s clients include automotive, distribution and consumer package goods industry leaders.

About OnSite Media, Inc.

OnSite Media, Inc. (www.onsitemediainc.com) has developed enabling digital technologies and production services aimed at providing complete solutions for video content creation, distribution, scripting and playback for companies with digital display channels and networks. These networks have a broad range of applications: used by hospitality customers to provide general guest information, hotel/resort marketing information, employee training and even third-party advertising channels. The digital displays used on the network can include some combination of indoor video displays (TV’s, plasmas, and video-wall displays) and/or outdoor

LED display billboards. The ease and efficiency at which OnSite Media operates is due to its unique scripting software, extremely reliable hardware and Web-enabled content creation/controlling/distribution systems. OnSite’s customers include some of the largest hotel and gaming companies in the world.

Safe Harbor Statement

Except for historical information contained herein, the information contained in this news release includes forward-looking statements that involve certain risks and uncertainties concerning Cotelligent’s proposed acquisition of OnSite, Cotelligent’s expected financial performance, as well as Cotelligent’s strategic and operational plans that could cause actual results to differ materially from such statements. All forward- looking statements included in this release are based upon information available to Cotelligent as of the date hereof, and Cotelligent assumes no obligation to update any such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the OnSite transaction may not close or that the closing may be delayed, the reaction of customers of OnSite and Cotelligent to the transaction; Cotelligent’s ability to successfully integrate OnSite’s operations and employees; the market price for Cotelligent common stock and general economic conditions. Please refer to the discussion of risk factors and other factors included in Cotelligent’s most recent Report on Form 10-Q, Report on Form 10-K for the year ended December 31, 2002, and other filings made with the Securities and Exchange Commission for more information on the potential factors that could affect Cotelligent’s business and financial results.

Contact:

    Curtis J. Parker

    Executive Vice President and Chief Financial Officer

    Cotelligent, Inc.

    (949) 823-1600

    cparker@cotelligent.com